Exhibit 23.1

OneTravel Holdings, Inc.
Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-57178, Form S-3 No. 333-111526, Form S-3 No. 333-120047, Form S-3 No. 333-124931 and or Form S-8 No. 333-55476 of OneTravel, Inc. and subsidiary of our report dated April 29, 2005, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 8-K/A.

BDO Seidman, LLP
Philadelphia, PA
August 1, 2005